Exhibit 10.51

DealPoint ID #	TBD

Statement of Work
("SOW")
Addresses and contacts for notices

"Microsoft"	"Supplier"
Company Name: Microsoft	Company Name: Touchpoint Metrics, Inc. DBA MCorp Consulting
Primary Contact: Sasha Frljanic	Vendor Personnel Name(s): Michael Hinshaw Gary Batroff Denise Marshall Sheryl Hawkes
Address:	Address: 201 Spear Street, Suite 1100, San Francisco, CA 94105
Phone number:	Phone number: 415-526-2290
Fax number:	Fax number: 415-526-2650
Email (if applicable):	Email (if applicable): admin@mcorpconsulting.com
Secondary Contact:	Secondary Contact: Lisa Hamilton (Accounting)

SOW Effective Date:	3/21/14
SOW Expiration Date:	TBD

Agreed and accepted

Microsoft	Supplier
Microsoft Signature: SASHA FRLJANIC	Supplier Signature: MICHAEL HINSHAW

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March 2014

Microsoft Name: Sasha Frljanic	Supplier Name: Michael Hinshaw
Microsoft Title: Director	Supplier Title: Managing Director
Microsoft Date: 3/21/2014	Supplier Date: March 21, 2014

This SOW pursuant to the Microsoft Purchase Order Terms and Conditions is entered into by the parties and effective as of the SOW Effective Date above as further described herein:

1.	Description of Services
Pursuant to and in conformance with any standards and/or specifications which may be provided by Microsoft to Supplier from time to time, Supplier shall deliver to and/or perform for Microsoft the following goods, services and/or other items or materials as defined further below (collectively, the "Services").
Supplier will apply its proven approach to and methodological system for Microsoft Customer Experience Management to develop a software business requirements document for Microsoft Information Technology organization (IT) and the Customer Experience Management team from Strategic Enterprise Services (SES).
Specifically, Supplier will design and deliver high-level business requirements documentation (the "Work Product") for a best-practices based journey mapping software program that will allow an SES CX practitioner or broader business teams to leverage internal and external customer experience insights to create clear and compelling views of the customer journey, and identify opportunities for improvement.
In addition to written documentation, it will include charts, tables, data flow diagrams, decision tables etc. as appropriate to help communicate desired features, functionality and requirements.
While the business requirements for this software tool and the documentation that describes it will be driven by the needs of Microsoft IT and SES (as defined in Phase 1), at minimum it is expected that business requirements for this software tool will include the following general features/functionality:
•	Maps: Aligned across unique customer relationship lifecycles, will be a visual plot of touchpoints using rows, columns, colors, and icons to represent different experience and touchpoint attributes.
•
Reports: Views of and ability to create different views of data, such as to query and compare items to identify what's most important to customers and the business, what creates or detracts from effectiveness, and what drives satisfaction or loyalty.

•	Charts: The ability to create visual representations of reports, to analyze inventory data to help visualize and better understand customer experiences.
•	Data Inputs: Multiple ways for data to be entered into the tool in support of inventory development and ratings of inventory content
•	Templates: A standardized view of a customer journey and associated inventories that would allow for customization

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•	Inventory Items: While by no means exhaustive, high level representative inventory items would include:
o	Customers Segments (Personas): Ability to identify and map segment-level data to those whose journey you want to map
o	Customer Journey: The steps customers take as they progress through lifecycle stages
o	Touchpoint Inventory: All the touchpoints a customer encounters as they progress through lifecycle stages and their classifications (e.g. Channels, Types, Owners, Etc.)
o	Quantitative Data (e.g. technology, systems, processes and data in support of the journey) and qualitative customer and employee feedback
Key activities and deliverables are as follows:
Phase 1, Business Requirements Framework: The primary goal of this phase is to develop a clear understanding of software objectives and major inputs, including:
▪	Objectives, User roles and Responsibilities
▪	Systems Requirements, Including Interactions With Other Systems
▪	Production Considerations
▪	Outline of Functional Requirements
Phase 2, Draft Business Requirements Documentation: The primary objective of this phase is to finalize functional requirements in the context of the objectives. This will include:
▪	Scope and Functionality
▪	Performance and Usability Requirements
▪	Systems Features
▪	Business Processes
▪	Data Model
Phase 3, Final Documentation: Following IT and SES review of and feedback on the Draft Business Requirements Documentation, final documentation and all supporting exhibits/documentation will be delivered to Microsoft.

2.	Deliverables/Delivery Schedule

Supplier shall complete and deliver all Services to Microsoft on or before April 25, 2014.  The milestone delivery schedule for the Services, if applicable, shall be as follows:

Milestone #	Brief Description of Services to be completed by Supplier and delivered to Microsoft	Due on or Before
1	Business requirements framework	3/28/14
2	Draft business requirements documentation	3/31/14
3	Final documentation	4/25/14

3.	Payment

3.1	Services Fees

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As complete and final payment for Services which has been completed and delivered by Vendor Personnel to Microsoft and which has been accepted by Microsoft, Microsoft shall pay Vendor:
A total fee not to exceed forty thousand U.S. Dollars ($40,000.00 USD) in accordance with the following milestone payment schedule:

Milestone #	Not to Exceed Payment Amount	Delivery/ Payment Date
1	$20,000.00	3/28/14
2	$15,000.00	3/31/14
3	$5,000.00	4/25/14
Sub-Total	$40,000.00
Travel Expenses (if any – see Section 3.2, below)	$4,000.00	As incurred
Total	$44,000.00

3.2	Expenses: (choose one of the below)

As reflected in Section 3.1, above, Microsoft shall reimburse Supplier up to four thousand U.S. Dollars ($4,000) for pre-approved, reasonable and actual travel and travel-related expenses incurred by Supplier in connection with the performance of the Services.  All travel expenses hereunder are subject to Microsoft's review and the Microsoft Travel Policy and Supplier must submit appropriate documentation evidencing expenses to be reimbursed.

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